Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-131885) and Form S-8 (Nos. 333-133601, 333-133599, 33-18966-99, 33-46724-99, 33-50270-99, 33-57675-99, 33-62394-99, 333-17407-99, 333-25857-99, 333-53912-99, 333-80511-99, 333-107450, and 333-107451) of Noble Corporation of our report dated February 29, 2008, except Note 19, for which the date is November 10, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 17, 2008